Exhibit 99.1

(1)         Following the reported transaction, Apollo Investment Fund VI, L.P. (“AIF VI LP”), Domus Investment Holdings, LLC (“Domus LLC”), Domus Co-Investment Holdings LLC (“Domus Co-Invest LLC”) and RCIV Holdings (Luxembourg) S.à r.l. (“RCIV Luxembourg”) no longer hold any shares of common stock, par value $0.01 (“Common Stock”) of Realogy Holdings Corp. (the “Issuer”).

The general partner of AIF VI LP is Apollo Advisors VI, L.P. (“Advisors VI”).  The general partner of Advisors VI is Apollo Capital Management VI, LLC (“ACM VI”).  The sole member and manager of ACM VI is Apollo Principal Holdings I, L.P. (“Principal I”), and the general partner of Principal I is Apollo Principal Holdings I GP, LLC (“Principal I GP”).  The sole shareholder of RCIV Luxembourg is RCIV Holdings, L.P. (“RCIV LP”).  Apollo Management VI, L.P. (“Management VI”) is the manager of each of AIF VI LP, Domus LLC and RCIV LP, and the managing member of Domus Co-Invest LLC.  The general partner of Management VI is AIF VI Management, LLC (“AIF VI LLC”), and the sole member and manager of AIF VI LLC is Apollo Management, L.P. (“Apollo Management”).  The general partner of Apollo Management is Apollo Management GP, LLC (“Management GP”).  The sole member and manager of Management GP is Apollo Management Holdings, L.P. (“Management Holdings”).  The general partner of Management Holdings is Apollo Management Holdings GP, LLC (“Management Holdings GP”).  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, and the managers of Principal I GP.  Each of AIF VI LP, Domus LLC, Domus Co-Invest LLC, RCIV Luxembourg, RCIV LP, Advisors VI, ACM VI, Principal I, Principal I GP, Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of Common Stock of the Issuer described in this report, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of each of AIF VI LP, Domus LLC, Domus Co-Invest LLC, Advisors VI, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of RCIV Luxembourg is Avenue John F. Kennedy 44, L-1885, Luxembourg.  The address of RCIV LP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The address of each of Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.